Exhibit 16.1

April 2, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Clene, Inc (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K Clene Inc. dated March 30, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah

PricewaterhouseCoopers LLP, One Utah Center, 201 South Main Street, Suite 900, Salt Lake City, UT 84111

T: (801) 531 9666, www.pwc.com/us